SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2005

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

Two Connell Drive, Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 286-9800

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

  Item 1.01 Entry into a Material Definitive Agreement

     On September 20, 2005, Genta Incorporated (the “Company”) entered into a Rights Agreement dated as of September 20, 2005 between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agreement”). Under the Rights Agreement, each common stockholder as of the close of business on September 27, 2005 will receive one preferred stock purchase right for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”), of the Company, held (each a “Right” and collectively, the “Rights”).

     Prior to the Distribution Date (as defined below), (i) the Rights will be evidenced by the certificates for the Common Stock of the Company and not separate certificates evidencing the Rights (a “Right Certificate”), and the registered holders of the Common Stock shall be deemed to be the registered holders of the associated Rights; and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.

     “Distribution Date” generally means the earlier of: (1) the close of business on the 10th business day after public announcement that any person or group has become an Acquiring Person (as defined below), and (2) the close of business on the 10th business day after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

     After the Distribution Date, the Rights Agent will mail separate Right Certificates to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

     Prior to the Distribution Date, the Rights are not exercisable.

     After the Distribution Date (but before any person has become an Acquiring Person) each Right shall be exercisable to purchase, for $25.00, subject to adjustment (the “Purchase Price”), one one-hundredth of a share of Series G Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company.

     Subject to certain exceptions, an “Acquiring Person” is any person or group who becomes the beneficial owner of 15% or more of the Common Stock. The exceptions include: (i) the Company’s employee benefit plans, (ii) any person that the Company’s Board of Directors determines exceeded the threshold inadvertently and then promptly divests the excess shares, and (iii) any person who becomes an Acquiring Person because the Company repurchases outstanding shares of Common Stock unless such person acquires additional shares of Common Stock.

     If any person or group becomes an Acquiring Person, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company’s Common Stock having a market value of twice the Purchase Price.

     If, after any person or group becomes an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

     At any time after any person becomes an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock or the occurrence of a merger, combination, sale or transfer described in the preceding paragraph), the Board of Directors may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

     The Board of Directors may redeem all of the Rights at a price of $.01 per Right at any time prior to the time that any person becomes an Acquiring Person.

     The Rights will expire on September 15, 2015, unless earlier exchanged or redeemed.

     Prior to any person becoming an Acquiring Person, the Rights Agreement may be amended in any respect. After any person has become an Acquiring Person, the Rights Agreement may not be amended in any respect that would adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons) or cause the Rights again to become redeemable.

     Rights holders have no stockholder rights, including no right to vote or to receive dividends.

     The Rights Agreement includes standard antidilution provisions designed to protect the efficacy of the Rights.

     While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable.

     As of September 20, 2005, there were 114,418,215 shares of common stock outstanding and 11,415,248 shares of common stock reserved for the conversion of preferred stock and the exercise of outstanding stock options and warrants. Each outstanding share of Common Stock on the Record Date will receive one Right. Shares of Common Stock issued after the Record Date and prior to the Distribution Date will be issued with a Right attached so that all shares of Common Stock outstanding prior to the Distribution Date will have Rights attached. 2,000,000 shares of Preferred Stock have been reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person that attempts to acquire the Company without a condition to such an offer that a substantial number of the Rights be acquired or that the Rights be redeemed or declared invalid. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company as described above.

     Rights issued or transferred to, or held by, any person who is, was or becomes an Acquiring Person or an Affiliate or an Associate of such Acquiring Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such person or by any subsequent holder, may be null and void.

     The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

     The Company also engages Mellon Investor Services LLC as its transfer agent and proxy solicitation agent in conjunction with its annual meetings of shareholders.

  Item 3.03 Material Modifications to Rights of Security Holders

     See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On September 21, 2005, the Company filed a Certificate of Designation of Series G Participating Cumulative Preferred Stock with the Secretary of State of the State of Delaware. See the description set out under “Item 1.01 Entry into a Material Definitive Agreement” for a more complete description of the rights and preferences of the Series G Participating Cumulative Preferred Stock. A copy of the Certificate of Designation of Series G Participating Cumulative Preferred Stock is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

  Item 9.01 Financial Statements and Exhibits

     (d) Exhibits.

3.1	Certificate of Designation of Series G Participating Cumulative Preferred Stock, as filed with the Secretary of State of Delaware on September 21, 2005.

4.1	Rights Agreement, dated as of September 20, 2005, between Genta Incorporated and Mellon Investor Services LLC, as Rights Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	September 21, 2005	By:	/s/ William P. Keane

			Name:	William P. Keane
			Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary